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                                                                    EXHIBIT 23.1

                                    [LOGO]

                                DIXON ODOM PLLC
                 Certified Public Accountants and Consultants


                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
BOC Financial Corp.
Landis, North Carolina

We consent to the incorporation by reference in this Registration Statement of BOC Financial Corp. on Form S-8 of our report, dated February 18, 1999, on our audits of the consolidated financial statements of BOC Financial Corp. and Subsidiary as of and for the years ended December 31, 1998 and 1997.


/s/ Dixon Odom PLLC


Sanford, North Carolina
November 2, 1999